EXHIBIT 99.2

Timberline Resources Corporation to Present at The Silver
Summit

September 17, 2008 – Coeur d’Alene – The management and directors of Timberline Resources Corporation (AMEX:TLR) invite the Company’s current and future shareholders to join them at The Silver Summit, September 18 and 19, at the Coeur d’Alene Inn and Conference Center of Coeur d’Alene, Idaho. CEO Randal Hardy, Executive Chairman John Swallow, Vice-President of Exploration Paul Dircksen, and other Timberline team members will be in attendance and available to discuss the Company’s accomplishments and future plans.

The Silver Summit is presented by the Silver Valley Mining Association and has developed into a premier event for mineral producing and exploration companies. The conference again features an outstanding line-up of speakers and corporate attendees. Mr. Hardy will deliver the Timberline presentation on Friday afternoon, September 19, capping off an exceptional program that will include Phillips Baker, John Embry, Ross Beaty, Jeffrey Christian, David Morgan, and many others.

For more information on The Silver Summit, please visit the conference website at www.thesilversummit.com.

Timberline Resources Corporation has taken the complementary businesses of mining services and mineral exploration and combined them into a unique, forward-thinking investment vehicle that provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.

Timberline has contract drilling subsidiaries in the western United States and Mexico and an exploration division focused on high-potential, district-scale gold projects. With its anticipated acquisition of a premier American underground mine contractor, Small Mine Development, Timberline will strengthen its position as an emerging, vertically-integrated resource company. Timberline is listed on the American Stock Exchange and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

John Swallow, Chairman

Phone: 208.664.4859